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                                                              EXHIBIT (b)(10)(a)

        [TRANSMITTED ON SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]






                                  May 9, 1997


VIA EDGARLINK

Board of Directors
National Life Insurance Company
National Life Drive
Montpelier, Vermont   05604

Ladies and Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 for the National Variable Annuity Account II (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     SUTHERLAND, ASBILL & BRENNAN, L.L.P.




                                     By: /s/ Stephen E. Roth
                                        ----------------------------------
                                          Stephen E. Roth